STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT TO
                              CERTIFICATE OF TRUST
                                       OF
                                ACAP GLOBAL FUND

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

         FIRST: The name of Statutory Trust (hereinafter called the "Trust") is ACAP Global Fund.

         SECOND: The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

         The Certificate of Trust is amended to change the name of the Trust to:
ACAP Strategic Fund.

         THIRD: This Certificate of Amendment shall be effective immediately upon its filing with the Office of the Secretary of State of the State of Delaware.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 17th day of November, 2009.

                                                     ACAP GLOBAL FUND


                                            By:   /s/ George Mykoniatis
                                               --------------------------------
                                                  George Mykoniatis, as Trustee
                                                  and not individually